ING [Logo]



                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Aetna Life Insurance and Annuity Company ("Aetna"), constitute and appoint, Myles R. Tashman and Linda E. Senker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Aetna registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o Post-Effective Amendment No. 25 to Variable Annuity Account B of Aetna Life Insurance and Annuity Company's Registration Statement on Form N-4 (Nos. 333-56297; 811-02512).
o Post-Effective Amendment No. 49 to Variable Annuity Account B of Aetna Life Insurance and Annuity Company's Registration Statement on Form N-4 (Nos. 333-34370; 811-02512).

Signature                           Title                          Date
---------                           -----                          ----

/s/Thomas J. McInerney
----------------------       Director and President           November 27, 2001
Thomas J. McInerney

/s/Wayne R. Huneke
----------------------       Director, Senior Vice President  November 27, 2001
Wayne R. Huneke              and Chief Financial Officer

/s/Robert C. Salipante
----------------------       Director                         November 26, 2001
Robert C. Salipante

/s/Phillip R. Lowery
----------------------       Director                         November 26, 2001
Phillip R. Lowery

/s/Mark A. Tullis
----------------------       Director                         November 26, 2001
Mark A. Tullis

/s/Deborah Koltenuk
----------------------       Corporate Controller             November 21, 2001
Deborah Koltenuk


1475 Dunwoody Drive                     ING Investment Products
West Chester, PA  19380-1478            distributed by Directed Services , Inc.,
                                        member NASD

11052